UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2019

Instructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	INST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced, Instructure, Inc., a Delaware corporation (the “Company”) is actively soliciting acquisition proposals for the acquisition of the Company subject to and in accordance with the terms and conditions set forth in that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PIV Purchaser, LLC, a Delaware limited liability company (“Purchaser”) and PIV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Purchaser (“Merger Sub”). Parent and Merger Sub are affiliates of a fund managed by Thoma Bravo, LLC (“Thoma Bravo”).

The Company conducted a comprehensive and deliberate process, lasting eleven months and ultimately involving 40 parties, 19 of which signed non-disclosure agreements and engaged with the Company, before entering into the Merger Agreement. In order to ensure that the transactions contemplated by the Merger Agreement maximizes value for its stockholders, during the period that began on December 4 and will continue until 11:59 PM (Pacific Time) on January 8, 2020 (the “Go-Shop Period”), the Company will be actively soliciting acquisition proposals and will consider any proposal that the Board determines in good faith, would, if consummated, be more favorable, from a financial point of view (after considering all legal, regulatory and financing aspects of the proposal), to the stockholders of the Company (in their capacity as such) than the transactions contemplated by the Merger Agreement.

•

The Company engaged J.P. Morgan Securities LLC as its exclusive financial advisor on January 20, 2019 to advise the Company with respect to possible transactions involving the Company. The closing stock price of the common stock of the Company on January 18, the last trading day prior to such engagement, was $39.04.

•

Since the middle of June 2019, the Company entered into non-disclosure agreements with 19 financial sponsors or strategic parties that expressed interest in a possible acquisition of, or investment in, the Company. During that time period, the Company also considered strategic alternatives with respect to Bridge, the Company’s capital requirements, possible acquisitions and other strategic transactions.

•	Following media rumors on November 13, the Company issued a press release on November 14 announcing the review of strategic alternatives for the Company as a whole, making its process publicly known.

•

The Company received a number of written and verbal proposals for an acquisition of the Company during the two months prior to signing the Merger Agreement. Thoma Bravo provided a proposal that was ultimately distinguishable from the other proposals by price, certainty, the fact that Thoma Bravo was willing to provide an equity commitment for the entire purchase price and other key terms.

•

Shortly before entering into the Merger Agreement, the Company entered into non-disclosure agreements with several of its largest stockholders to solicit their views of the possible transaction. The Board carefully considered the viewpoints of these stockholders and the obligations of the Board to maximize value for all stockholders prior to the Board’s unanimous approval of the execution and delivery of the Merger Agreement by the Company.

•

During the Go-Shop Period, the Company will solicit acquisition proposals, both from parties that have previously engaged with the Company, and parties that have not engaged with the Company to date. Following the conclusion of the Go-Shop Period and until the Company’s stockholders vote to approve the Merger Agreement, the Company may consider unsolicited acquisition proposals.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 4, 2019.

Additional Information and Where to Find It

The Company intends to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. Investors and security holders of the Company are urged to carefully read the entire proxy statement when it becomes available because it will contain important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of the Company seeking any required stockholder approvals.

Investors and security holders of the Company will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2019

/s/ Matthew A. Kaminer
Matthew A. Kaminer
Chief Legal Officer